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                                                                    EXHIBIT 23.3

                [LETTERHEAD OF GRANT THORNTON SPA APPEARS HERE]

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

As independent auditors of Flashnet S.p.A., we consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 14, 1999, with respect to the financial statements of Flashnet S.p.A. as of December 31, 1998 and for the year then ended, in the Registration Statement (Form S-4) and related prospectus of Cybernet Internet Services International, Inc. for the registration of $150,000,000 of its 14% Senior Notes due 2009.


                                        /s/ Felice Duca
                                 -----------------------------
                                          Felice Duca
                                           (Partner)

Rome, Italy
October 7, 1999